UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 25, 2009

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

155 Morristown Road
Bernardsville, New Jersey		07924
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (908) 221-0100

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 25, 2009, Somerset Hills Bancorp (the “Company”) entered into a Waiver Agreement with the Company’s President, Chief Executive Officer, and Chief Operating Officer Stewart E. McClure, Jr., waiving certain provisions of the Company’s employment agreement with Mr. McClure.  In January, 2009, the Company participated in the U.S. Treasury’s Capital Purchase Program (“CPP”) and received an investment of $7.4 million. The employment agreement complied with all of the terms of the CPP then in effect. However, the terms of the CPP were revised by the American Recovery and Reinvestment Act of 2009, adopted on February 17 (the “ARRA”). The ARRA prohibits institutions participating in the CPP from granting certain forms of compensation to senior executive officers, including Mr. McClure.  In order to comply with this restriction, Mr. McClure waived his right to severance and a payment to his estate in the event of his death under his employment agreement.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Waiver Agreement, executed by Stewart E. McClure, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: March 26, 2009	By:	/s/ Stewart E. McClure, Jr.
Steward E. McClure, Jr.
President, Chief Executive Officer and Chief Operating Offer.